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                                                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Ravisent Technologies, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Ravisent Technologies, Inc. of our report dated April 6, 1999, relating to the balance sheet of Viona Development Hard & Software Engineering GmbH as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report is included in the registration statement on Form S-1 (No. 333-77269) dated July 15, 1999 of Ravisent Technologies, Inc.

                                /s/ KPMG Deutsche Treuhand-Gesellchaft AG

Stuttgart, Germany
January 10, 2000